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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the inclusion in the foregoing Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of Kanakaris Wireless of our report for the years ended September 30, 2000 and 1999, dated November 27, 2000, relating to the consolidated financial statements of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) and Subsidiaries, and to the reference to our firm under the captions "Experts" in the above-referenced prospectus.

                                                  /s/ Weinberg & Company, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
May 7, 2001